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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Shareholders
Donaldson, Lufkin & Jenrette, Inc.:



We consent to incorporation by reference in amendment No. 2 to the registration statement on Form S-3 dated May 18, 1999 of our report dated February 2, 1999, except as to footnote 19 which is as of March 17, 1999, which is included in the December 31, 1998 annual report on Form 10-K dated March 30, 1999 of Donaldson, Lufkin & Jenrette, Inc., and to the reference to our firm under the heading "Experts" in the registration statement.





/s/ KPMG LLP

New York, New York
May 17, 1999